Exhibit 99.1

BIONIK Laboratories to Present at National Investment Banking Association Conference

Company focused on delivering long term value for investors

BOSTON, MA, September 1, 2022 -- BIONIK Laboratories Corp. (OTCPINK: BNKL) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to stroke survivors and others with neurological and mobility challenges from hospital to home, today announced that Richard Russo, Interim CEO, will present a corporate overview at the National Investment Banking Association (NIBA) conference on September 8, 2022.

NIBA’s 148th Conference will be held at the Margaritaville Hollywood Beach Resort in Hollywood, FL. Following the company’s presentation, BIONIK management will meet with investors and industry professionals.

Interim CEO and Chief Financial Officer, Richard Russo, Jr., said, “We are proud to be presenting at the NIBA conference and look forward to sharing BIONIK’s story with a new audience.”

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development. For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

About National Investment Banking Association

For over 40 years, the National Investment Banking Association (NIBA) has been serving the micro-cap and small-cap investment community. We have hosted 147 investment conferences showcasing thousands of public and private companies seeking access to the financial industry. Our network has raised over $30 billion and is responsible for 90% of all IPOs under $20 million. Our network is made up of thousands of investment professionals representing over 60 key industry services and includes over 8,000 registered representatives that have over $89 billion in assets under management. Additional details about the NIBA conference on Sept 7-8, 2022, in Hollywood, Florida can be found at: https://nibanet.org/conferences/niba-september-7-8-2022-hollywood-florida-conference

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sale of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Investor Relations:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646.863.6341